Exhibit 10.40

Summary of 2010 Executive Officer Compensation

The following shows the current and anticipated annual salary for each of eLoyalty’s current executive officers:

	Current	Effective As of 4/1/10
Kelly D. Conway, President and Chief Executive Officer:	$425,000	$425,000

William B. Noon, Vice President and Chief Financial Officer:	$190,000	$200,000

Steven C. Pollema, Vice President, Integrated Contact Solutions Business Unit:	$300,000	$300,000

Christine R. Carsen, Vice President, General Counsel And Corporate Secretary:	$170,000	$175,000

Mr. Conway and Mr. Pollema have target bonus percentages as set forth in their employment agreements with eLoyalty. Additional information concerning the compensation of these executive officers is set forth in the Proxy Statement on Form 14A filed by eLoyalty Corporation with the Securities and Exchange Commission.